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                                                                    EXHIBIT 99.1


                              E*TRADE GROUP, INC.
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------


          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of E*TRADE Group, Inc. (the "Corporation"):

          Optionee:_______________________________________________________
          --------
          Grant Date:_____________________________________________________
          ----------
          Vesting Commencement Date:______________________________________
          -------------------------
          Exercise Price: $___________________________________________ per share
          --------------
          Number of Option Shares:___________________________________ shares
          -----------------------
          Expiration Date:________________________________________________
          ---------------
          Type of Option:  Non-Statutory
          --------------   -----------------------------------------------
          Exercise Schedule:  The Option shall become immediately exercisable
          -----------------
          with respect to all of the Option Shares.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Stock Option Agreement with Optionee. Optionee further agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

          No Employment or Service Contract.  Nothing in this Notice or in the
          ---------------------------------
attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions.  All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

________________________, 1998
         Date


                                       E*TRADE GROUP, INC.


                                       By:________________________________

                                       Title:_____________________________

                                       ___________________________________
                                       OPTIONEE

                                       Address:___________________________

                                       ___________________________________